UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: December 14, 2004

                          Apollo Investment Corporation
                          -----------------------------
             (Exact name of registrant as specified in its charter)

        Maryland                   333-112591                52-2439556
----------------------------       ----------              -------------------
(State or other jurisdiction       Commission              (IRS Employer
      of incorporation)            File Number)            Identification No.)



    9 West 57th Street, 43rd Floor, New York, NY                10019
 ----------------------------------------------------      ---------------
      (Address of principal executive offices)                (Zip Code)


         Registrant's telephone number, including area code 212-515-3200
 -------------------------------------------------------------------------------
        (Former address: 1301 Avenue of the Americas, New York, NY 10019)


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Item 7.01. Regulation FD Disclosure.

     The following press release was issued by Apollo Investment Corporation on December 14, 2004:

                          APOLLO INVESTMENT CORPORATION
           ANNOUNCES THIRD FISCAL QUARTER DIVIDEND OF $0.18 PER SHARE


New York, NY - December 14, 2004 - Apollo Investment Corporation (Nasdaq: AINV) announced that its Board of Directors has declared a third fiscal quarter dividend of $0.18 per share, payable on December 30, 2004 to shareholders of record as of December 23, 2004. The ex-dividend date is December 21, 2004. Tax characteristics of all dividends will be reported to shareholders on Form 1099 after the end of the year.


ABOUT APOLLO INVESTMENT CORPORATION
Apollo Investment Corporation, or the Company, is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio will be principally in middle-market private companies. From time to time, the Company may also invest in public companies that are not thinly traded. The Company expects to primarily invest in senior secured loans and mezzanine loans in furtherance of its business plan and may receive equity investments in portfolio companies in connection with such investments. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

FORWARD-LOOKING STATEMENTS
Statements included herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

CONTACT:  Richard L. Peteka of Apollo Investment Corporation, 212-515-3423

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               Apollo Investment Corporation


                               /s/ Richard Peteka
                               ------------------------------
                                  (Signature)

                               By: Richard L. Peteka
                               Title: Chief Financial Officer
                               Date: December 14, 2004